UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 8, 2017

RIGHTSCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55097	33-1219445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Donald Douglas Loop North Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 751-7510

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 3 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 5.02 of this report is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2017, Rightscorp, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Christopher Sabec, the Company’s President. By unanimous written consent, the Board of Directors of the Company ratified the term and conditions of the Employment Agreement on that same date. Under the Employment Agreement, Mr. Sabec will serve as the Company’s President for a term of three years (the “Initial Term”) from Mr. Sabec’s appointment effective August 1, 2017 (the “Effective Date”), which term will renew automatically for successive one-year terms (each, a “Renewal Term”) unless terminated in accordance therewith. The Company will pay Mr. Sabec an annual base salary of $150,000, except that, (i) the base salary will increase from $150,000 to $250,000, effective upon the Company’s achievement of $100,000 in gross monthly revenue for three consecutive months, (ii) the base salary will increase to $350,000 upon the Company achieving $2,500,000 in gross revenue in any one year period commencing on the Effective Date, and (iii) effective upon the Company’s receipt of an aggregate of $10,000,000 in cumulative gross revenue, the base salary will increase to $500,000. The Company also agreed to pay Mr. Sabec a bonus of $50,000 upon execution of the Employment Agreement, and Mr. Sabec shall be eligible to receive an annual bonus at the discretion of the Board. Pursuant to the Employment Agreement, the Company issued to Mr. Sabec, on the Effective Date, options to purchase 5,000,000 shares of common stock (the “Options”) at a price of $0.05/per share, expiring 10 years from the Effective Date. 1,500,000 of the Options shall vest as of the Effective date, and the remaining 3,500,000 of the Options shall vest in 48 equal monthly installments (each installment, 72,917 options) thereafter.

If the Company terminates the Employment Agreement without Cause (as defined in the Employment Agreement), Mr. Sabec terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement), or the Company fails to renew the Employment Agreement, all unvested Options shall immediately vest and Mr. Sabec will be entitled to receive a lump sum payment equal to the greater of (i) six months of Mr. Sabec’s base salary, and (ii) (a) the base salary payable for the remainder of the Initial Term (in the event such termination occurs during the Initial Term), or (b) the base salary payable for the remainder of the Renewal Term (in the event such termination occurs during a Renewal Term). If the Company terminates the Employment Agreement with Cause, Mr. Sabec terminates the Employment Agreement without Good Reason, or Mr. Sabec fails to renew the Employment Agreement, Mr. Sabec will receive those accrued but unpaid items, including but not limited any accrued but unpaid base salary, as of the termination date. If the Company terminates the Employment Agreement without Cause or Mr. Sabec terminates the Employment Agreement for Good Reason following a Change in Control of the Company (as defined in the Employment Agreement), Mr. Sabec will be entitled to receive a lump sum payment equal to the sum of three years of Mr. Sabec’s base salary on the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

In connection with the foregoing grant of Options to Mr. Sabec, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1        Employment Agreement between Rightscorp, Inc. and Christopher Sabec.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017	RIGHTSCORP, INC.

	By:	/s/Christopher Sabec
	Name:	Christopher Sabec
	Title:	President

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